EXHIBIT 10.111




                            PATENT LICENSE AGREEMENT



                                    between



                            LUCENT TECHNOLOGIES INC.


                                      and


                              SPECTRAN CORPORATION





                             Effective upon Signing






                           Relating to Optical Fiber

TABLE OF CONTENTS

ARTICLE I - GRANTS OF LICENSES

1.01     Grant
1.02     Duration
1.03     Scope
1.04     Exclusions and Limitations
1.05     Ability to Provide Licenses
1.06     Joint Inventions
1.07     Publicity

ARTICLE II - ROYALTY AND PAYMENTS

2.01     Royalty Calculation and Payments
2.02     Records and Adjustments
2.03     Reports and Payments

ARTICLE III - TERMINATION

3.01     Breach or Acquisition
3.02     Voluntary Termination
3.03     Survival

ARTICLE IV - MISCELLANEOUS PROVISIONS

4.01     Disclaimer
4.02     Nonassignability
4.03     Addresses
4.04     Taxes
4.05     Choice of Law
4.06     Integration
4.07     Outside the United States
4.08     Dispute Resolution
4.09     Releases
4.10     Counterparts


DEFINITIONS APPENDIX

APPENDIX A

                            PATENT LICENSE AGREEMENT

Effective as of the date of execution by the last party to execute ("Effective Date"), Lucent Technologies Inc. ("LUCENT"), a Delaware corporation having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and SpecTran Corporation ("SpecTran"), a Delaware corporation having an office at 50 Hall Road, Sturbridge, MA 01566, agree as follows*:


                                    ARTICLE I
                               GRANTS OF LICENSES

1.01 Grant

    (a) LUCENT grants to SpecTran under LUCENT's PATENTS worldwide, personal, nonexclusive and, subject to Sections 1.03(c) and 4.02, non-transferable licenses, with limitations as provided herein, for:

                                                OPTICAL FIBER

    (b) SpecTran grants to LUCENT under SpecTran's PATENTS worldwide, personal, nonexclusive, royalty-free and, subject to Sections 1.03(c) and 4.02, non-transferable licenses, with limitations as provided herein, for:

                                                OPTICAL FIBER

1.02 Duration

All licenses granted herein under any patent shall continue for the entire unexpired term of such patent.

1.03 Scope

     (a) Subject to the exclusions and limitations referred to in this Agreement, the licenses granted herein to SpecTran are licenses to (i) make, use, lease, offer to sell, sell, import subject to Section 1.04(d) and export LICENSED PRODUCTS; (ii) make, have made, use and import machines, tools,
materials  and  other  instrumentalities,   insofar  as  such  machines,  tools,
materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of LICENSED PRODUCTS which are or have been made, used, leased, owned, sold or imported by the grantee of such license; and (iii) convey to any customer of the grantee, with respect to any LICENSED PRODUCT which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product, (2) a method or process which is other than the inherent use of such LICENSED PRODUCT itself (as sold or leased), or (3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product.
--------
*Any term in capital  letters which is defined in the  Definitions
 Appendix shall have the meaning  specified therein.

     (b) The licenses granted herein to LUCENT are licenses to (i) make, have made, use, lease, sell and import LICENSED PRODUCTS; (ii) make, have made, use and import machines, tools, materials and other instrumentalities insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of LICENSED PRODUCTS which are or have been made, used, leased, owned, sold or imported by the grantee of such license; and (iii) convey to any customer of the grantee, with respect to any LICENSED PRODUCT which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product, (2) a method or process which is other than the inherent use of such LICENSED PRODUCT itself (as sold or leased), or
(3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product.

     (c) The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a Party's RELATED COMPANIES for so long as they remain its RELATED COMPANIES, subject to Section 4.02(b). Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the sublicensee's becoming a RELATED COMPANY of such Party.

1.04 Exclusions and Limitations

     (a) No rights whatsoever are granted to SpecTran under any LUCENT PATENT to make, have made, use, offer to sell, sell or import the following products and processes: [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]

     (b) No rights whatsoever are granted to SpecTran under Section 1.04(a)(ii) above for [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]

     (c) Subject to the exclusions and limitations in this Agreement  (including
Section 2.01(b) and 2.01(c), SpecTran's rights hereunder include the rights (i) within the United States only to make at its existing factories and (ii) abroad to make at factories of its foreign SUBSIDIARIES; provided, however that the combined domestic and foreign production of NZDF does not exceed the limitations of clause (iv) below unless the additional royalties are paid in accordance with
Section 2.01(b) and (iii) subject to Section 2.01(c):

                     (i) offer to sell, sell and export worldwide multimode OPTICAL FIBER;
                    (ii) offer to sell, sell and export worldwide NON-PREMIUM OPTICAL FIBER;

                   (iii) offer to sell, sell and export worldwide rare earth-doped optical fiber and Raman fiber for medical, military and distributed sensor applications; provided, however, no rights are granted for [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]; and

                   (iv) Subject to Section 2.01(b) and (c), offer to sell and sell within the United States the following quantity of NZDF in each year, and to export for sale an equal quantity each year outside the United States, as follows:

          YEAR      QUANTITY(  kilo-kilometers  per year)  [REDACTED  MATERIAL
          FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]



     Prior to January 1, 2000, SpecTran's rights hereunder are limited to [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]

     (d) The Parties agree that no right is provided to SpecTran and/or its SUBSIDIARIES to import into the United States or for any SpecTran foreign SUBSIDIARY to directly or indirectly (e.g., through other countries) export to the United States under this Agreement.

1.05 Ability to Provide Licenses

     (a) It is recognized that certain actions of the Parties to this Agreement may limit their ability to provide licenses hereunder without constituting a breach. In particular, (i) prior to the earliest filing of a patent application disclosing an invention of a Party or its RELATED COMPANY, such Party or RELATED COMPANY may assign to a third party the title to patents on such invention, or
(ii) prior to the execution of this Agreement, a Party or its RELATED COMPANY may have limited by contract its ability to provide licenses hereunder with respect to certain patents or technologies.

     (b) Each Party agrees to disclose to the other Party, promptly upon receipt of a written request for such disclosure, any such assignment or other contractual limitation with respect to any patent licensed hereunder and which is specifically identified in such request.

     (c) A Party's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

1.06 Joint Inventions

     (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

     (b) Each Party shall give such consent, or shall obtain such consent from its RELATED COMPANIES, its employees or employees of any of its RELATED COMPANIES, as required to make full and effective any such licenses and rights respecting any joint invention granted to the grantee hereunder by such Party and by another licensor of such grantee.

     (c) Each Party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable efforts, such Party is unable to obtain the requisite consents from such third parties, the resulting inability of such Party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

1.07 Publicity

     (a) Nothing in this Agreement shall be construed as conferring upon either Party or its RELATED COMPANIES any right to include in advertising, packaging or other commercial activities related to a LICENSED PRODUCT, any reference to the other Party (or any of its RELATED COMPANIES), its trade names, trademarks or service marks or to indicate that such LICENSED PRODUCT is in any way certified by the other Party hereto or its RELATED COMPANIES.

     (b) Except as required by law and regulation, the terms, but not the existence, of this Agreement shall be treated as confidential information, and neither Party shall disclose such terms to any third party without the prior written consent of the other Party; provided, however, that either Party may represent to suppliers and customers that such Party is licensed for the products and patents provided by this Agreement, to the extent required for a specific commercial transaction with that supplier or customer. Where required by law and regulation, the Party in need of making such disclosure of certain terms of the agreement will seek the written consent of the other Party which will not be unreasonably withheld.


                                   ARTICLE II
                              ROYALTY AND PAYMENTS

2.01 Royalty Calculation and Payments

SpecTran shall make payments to LUCENT at the address specified in Section 4.03(b), as follows:

(a) In consideration for purchasing the rights to obtain the licenses granted herein, SpecTran shall pay to Lucent a total upfront fee totaling four million United States dollars (U.S. $ 4,000,000.00) to be paid as follows
       (A) the sum of seven hundred fifty thousand United States dollars (U.S. $ 750,000.00) within ninety (90) days after execution of this Agreement;
       (B) six semiannual payments each for the sum of five hundred thousand United States dollars (U.S. $500,000.00) within thirty (30) days of June 30 and December 31 beginning with the first installment date of June 30, 1999 and ending with the final $500,000.00 installment on December 31, 2001, and (C) the sum of two hundred fifty thousand United States dollars (U.S. $250,000.00) within thirty days of June 30, 2002.

       The parties agree that the payment obligation of Section 2.01(a) of four million United Stated dollars (U.S. $ 4,000,000.00) including the semiannual payments shall survive any termination of this Agreement by SpecTran and are not refundable or creditable to any other payments required hereunder.

(b) For the rights granted to SpecTran in each semi-annual period beginning in 2000, SpecTran shall make the following additional semi-annual royalty payments to LUCENT in United States dollars based upon a royalty that shall accrue in such semi-annual period and shall be payable on a semiannual basis within thirty days of June 30 and December 31 for the preceding semiannual period. In each instance in this Agreement, reference to SpecTran's total gross revenues includes SpecTran's and its RELATED COMPANIES' total gross revenues excluding sales to LUCENT and excluding packing costs, costs of insurance and transportation, and import, export, excise, sales and value added taxes and customs duties associated with such sales. SpecTran shall pay LUCENT the lesser of:

          (i) a sum calculated at a royalty rate of [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]. In addition to any other fees payable by SpecTran hereunder, SpecTran shall pay to LUCENT a royalty of [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED] in excess of the quantity limits specified in Section 1.04(c)(iv); or

          (ii) the combined royalty of [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]

     In addition to any other fees payable by SpecTran hereunder, SpecTran shall pay to LUCENT an additional royalty of [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED] in excess of the quantity limits specified in Section 1.04(iv)(c).

(c) The parties agree that [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED].

(d) Subject to the exclusions and limitations referred to in this Agreement, royalties payable hereunder are for all of LUCENT's PATENTS.

(e) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percent (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such late payment charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

(f) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of SpecTran's obligation to pay such royalty would not be prohibited by applicable law.

2.02 Records and Adjustments

(a) SpecTran shall keep full, clear and accurate records with respect to all LICENSED PRODUCTS and shall furnish any information which LUCENT may reasonably prescribe from time to time to enable LUCENT to ascertain the proper royalty due hereunder on account of products sold, leased and put into use by SpecTran or any of its RELATED COMPANIES. SpecTran shall retain such records with respect to each LICENSED PRODUCT for at least seven (7)
years from the sale, lease or putting into use of such LICENSED PRODUCT. LUCENT shall have the right through its accredited auditors to make an examination, once annually, during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder and will not use such information except to verify royalty payable. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination.

(b) Independent of any such examination, LUCENT will credit to SpecTran the amount of any overpayment of royalties made in error which is identified and fully explained in a written notice to LUCENT delivered within twelve
       (12) months after the due date of the payment which included such alleged overpayment, provided that LUCENT is able to verify, to its own satisfaction, the existence and extent of the overpayment.

(c) No refund, credit or other adjustment of royalty payments shall be made by LUCENT except as provided in this Section 2.02. Rights conferred by this Section 2.02 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a Party having such right and signing such statement.

2.03 Reports and Payments

(a) Within thirty (30) days after June 30 and December 31 of each year, SpecTran shall furnish to LUCENT at the address specified in Section 4.03 a statement certified by a responsible official of SpecTran showing, in a manner acceptable to LUCENT, the following disclosures with respect all licensed sales made by SpecTran and its RELATED COMPANIES in the preceding semiannual period for such calendar year and make all payments required hereunder if not specified as payable on other dates:

                   (i) all LICENSED PRODUCTS which were sold, leased or put into use during the preceding semi-annual period for such calendar year;

                   (ii) the FAIR MARKET VALUES of such LICENSED PRODUCTS; and

                   (iii) the amount of royalty payable thereon.

       If no LICENSED PRODUCT has been so sold, leased or put into use, the statement shall show that fact.

(b) Within thirty (30) days of June 30 and December 31 of each calendar year, SpecTran shall pay in United States dollars to LUCENT at the address specified in Section 4.03 the royalties payable in accordance with such statement.

(c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

(d) When a company ceases to be a RELATED COMPANY of SpecTran, royalties which have accrued with respect to any products of such company, but which have not been paid, shall become payable with SpecTran's next scheduled royalty payment.


                                                 ARTICLE III
         TERMINATION

3.01 Breach or Acquisition

(a) In the event of a material breach of this Agreement by either Party, the other Party may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two (2) months' written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

(b) In the event of a material breach of this Agreement by LUCENT or its SUBSIDIARIES, or of any loss or injury to the CORPORATION arising out of this Agreement, for which LUCENT or its SUBSIDIARIES is liable to SpecTran , LUCENT's and its SUBSIDIARIES' total cumulative liability to SpecTran for all such breaches, losses and injuries shall be the lesser of (i) the actual value of the injury or loss to the CORPORATION or (ii) the total royalties paid to LUCENT.

(c) The Parties agree that if SpecTran is acquired by an OPTICAL FIBER manufacturer, this Agreement may be immediately terminated by LUCENT.

(d) If SpecTran is acquired by other than an OPTICAL FIBER manufacturer and continues operation as a separately identifiable business, then the licenses granted hereunder to SpecTran under licensed patents which have been first filed prior to the date of such acquisition may continue, but only (i) for the duration and term of licenses as specified in this Agreement; (ii) to the extent and for the time that SpecTran functions as a separately identifiable business, and (iii) for products and services of the kind provided by SpecTran prior to its acquisition and not to any products or services of any entity which acquires SpecTran.

3.02 Voluntary Termination

By written notice to the other Party, either Party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date (not more than six (6) months prior to the giving of said notice) of such termination and shall clearly specify any affected patent, invention or product.

3.03 Survival

(a) If a company ceases to be a RELATED COMPANY of a Party, licenses and rights granted hereunder with respect to patents of such company on inventions made prior to the date of such cessation, shall not be affected by such cessation.

(b) Any termination of licenses and rights of a Party under the provisions of this Article III shall not affect such Party's licenses, rights and obligations with respect to any LICENSED PRODUCT made prior to such termination, and shall not affect the other Party's licenses and rights (and obligations related thereto) hereunder.


                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

4.01 Disclaimer

Neither Party nor any of its SUBSIDIARIES makes any representations, extends any warranties of any kind, assumes any responsibility or obligations whatever, or confers any right by implication, estoppel or otherwise, other than the licenses, rights and warranties herein expressly granted.

4.02 Nonassignability

     (a) The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's RELATED COMPANIES without the other Party's express written consent. All of LUCENT's right, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any direct or indirect successor to the business of LUCENT pertaining to this Agreement , which successor shall thereafter be deemed substituted for LUCENT as the Party hereto, effective upon such assignment; but neither this Agreement nor any licenses or rights hereunder shall be otherwise assignable or transferable

(in insolvency proceedings, by reason of a corporate merger, or otherwise) by either Party without the express written consent of the other Party.

     (b) Notwithstanding the foregoing, if any of the Parties divests all or a portion of its business and such divested business continues operation as a separately identifiable business, then the licenses granted hereunder to the divesting Party under licensed patents which have been first filed prior to the date of such divestiture may be sublicensed to such divested separate business, but only (i) for the duration and term of licenses as specified in this Agreement; (ii) to the extent and for the time the divested business functions as a separately identifiable business, and (iii) for products and services of the kind provided by the divested business prior to its divestiture and not to any products or services of any entity which acquires the divested business. This subsection shall apply regardless of whether the business is divested by a sale of assets or as a sale of a legal entity (e.g., sale of a SUBSIDIARY). If the Party divesting such business is required to make royalty payments or provide other compensation under this Agreement, it shall continue to be obligated to do so for itself and, if and to the extent a sublicense is granted, for the divested business. The sublicensing rights specified herein shall not apply to any business other than a RELATED COMPANY the acquisition of which by a party is subsequent to the effective date of this Agreement.

(c)     Notwithstanding any other provision herein:

     (i) SpecTran may not [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]

     (ii) If LUCENT, in its sole discretion [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]



4.03 Addresses

(a) Any notice or other communication hereunder shall be sufficiently given to SpecTran when sent by certified mail (or an equivalent means that provides a return receipt) addressed to SpecTran at the above address or to LUCENT when sent by certified mail addressed to Contract Administrator, Intellectual Property Division, Lucent Technologies Inc., Suite 105, 14645 Northwest 77th Avenue, Miami Lakes, Florida 33014, United States of America. Changes in such addresses may be specified by written notice.

(b) Payments by SpecTran shall be made to Lucent at Sun Trust, P.O. Box 913021, Orlando, Florida, 32891-3021, United States of America.

Alternatively, payments to Lucent may be made by bank wire transfers to LUCENT's account: Lucent Technologies Licensing, Account No.[REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED], at Chase Manhattan Bank, N.A., Four Chase Metrotech Center, Brooklyn, New York, 11245, United States of America. Changes in such address or account may be specified by written notice.

4.04 Taxes

SpecTran shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which SpecTran is required to withhold or deduct from payments to LUCENT, except
(i) net income taxes imposed upon LUCENT by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income taxes imposed upon LUCENT by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT or any of its SUBSIDIARIES. In order for the exception in (ii) to be effective, SpecTran must furnish to LUCENT evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid.

4.05 Choice of Law

The Parties are familiar with the principles of New York commercial law, and agree that the patent laws of the United States or the patent laws of any other country as may be appropriate, and in so far as not pre-empted by U.S. patent law, the law of New York shall apply in any dispute arising with respect to this Agreement.

4.06 Integration

This Agreement sets forth the entire Agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.

4.07 Outside the United States

(a) There are countries in which the owner of an invention is entitled to compensation, damages or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The Parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

(b) There may be countries in which a Party hereto may have, as a consequence of this Agreement, rights against infringers of the other Party's patents licensed hereunder. Each Party hereby waives any such right it may have by reason of any third Party's infringement or alleged infringement of any such patents.

(c) SpecTran hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to LUCENT or any of its RELATED COMPANIES, any agreements wherein sublicenses are granted by it under LUCENT's PATENTS. SpecTran hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to LUCENT.

4.08 Dispute Resolution

(a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

(b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests;
       (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

(c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

(d) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement.

(e) The Agreement shall be interpreted in accordance with the patent laws of the United States or the patent laws of any other country as may be appropriate, and in so far as not pre-empted by U.S. patent law, the laws of the State of New York exclusive of its conflict of laws provisions and the place of mediation and arbitration shall be New York City.

(f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

(g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

(h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

(i) Except as required by law, the Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

4.09 Releases

     (a) Subject to Section 4.09(c) and for good and valuable consideration, LUCENT, for itself and for its present RELATED COMPANIES, hereby irrevocably releases SpecTran, its present RELATED COMPANIES and all customers (purchasers and users) of LICENSED PRODUCTS as of the effective date hereof to SpecTran, from all claims, demands and rights of action which LUCENT or any of its present RELATED COMPANIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world by reason of the manufacture or any past or future use, lease, sale, offer for sale or importation of any of such products which, prior to the effective date hereof, were manufactured by or for, or sold or used or furnished or imported by SpecTran or any of its present RELATED COMPANIES.

     (b) Subject to Section 4.09(c), and for good and valuable consideration, SpecTran, for itself and for its present RELATED COMPANIES, hereby irrevocably releases LUCENT (for the purposes of this Section 4.09(b) "LUCENT" means Lucent Technologies Inc. as it presently exists and as it formerly existed as a part of AT&T Corp.), its present RELATED COMPANIES, and all customers (purchasers and users) of LICENSED PRODUCTS as of the effective date hereof to LUCENT, from all claims, demands and rights of action which SpecTran or any of its present RELATED COMPANIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world by reason of the manufacture or any past or future use, lease, sale, offer for sale or importation of any of such products which, prior to the effective date hereof, were manufactured by or for, or used, furnished or imported by, LUCENT or any of its present RELATED COMPANIES.

(c) With respect to customers (purchasers and users) of a grantee, such releases shall not extend to any patent which is directed to (i) a combination of a product of the kind herein licensed as of the effective date hereof with any other product; (ii) a method or process which is other than the inherent use of a product of the kind herein licensed (as furnished to such customers); or (iii) a method or process involving the use of a product of the kind herein licensed as of the effective date hereof to manufacture (including associated testing) any other product.

4.10 Counterparts

This Patent License Agreement may be executed by the Parties in any number of identical counterparts, all of which together shall constitute the final agreement. The Parties further agree that this Patent License Agreement shall be of no force or effect until the date of the last execution by any Party, and that the executed counterparts may be exchanged by facsimile transmission.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.


                           LUCENT TECHNOLOGIES INC.

                           By:      s/s M.R. Greene
                                    ---------------
                                    M. R. Greene
                                    Vice President - Intellectual Property

                           Date:     10-30-98
                                     --------



                           SpecTran CORPORATION

                           By:      s/s Charles B. Harrison
                                    -----------------------


                           Date:    October 30, 1998
                                    ----------------














                    THIS AGREEMENT DOES NOT BIND OR OBLIGATE
                     EITHER PARTY IN ANY MANNER UNLESS DULY
                    EXECUTED BY AUTHORIZED REPRESENTATIVES OF
                                  BOTH PARTIES.

                              DEFINITIONS APPENDIX

CLASSIC TRUE WAVE FIBER means OPTICAL FIBER which is NON ZERO DISPERSION FIBER having an [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED PORTION FILED SEPARATELY - CONFIDENTIAL TREATMENT REQUESTED].

FAIR MARKET VALUE means, with respect to any OPTICAL FIBER sold, leased or put into use, the greater of (i) the selling price which a seller would realize from an unaffiliated buyer in an arm's length sale of an identical product in the same quantity and at the same time and place as such sale, lease or putting into use; or (ii) the selling price actually obtained for such OPTICAL FIBER in the form in which it is sold.

In determining "selling price" the following shall be excluded:

                      (a)   packing costs;
                      (b)   costs of insurance and transportation; and
                      (c) import, export, excise, sales and value added taxes and customs duties.

LICENSED PRODUCT means, as to any grantee, any product (including any specified combination of other products) listed for such grantee in Section 1.01 excluding those products listed in Section 1.04.

LUCENT's PATENTS means all patents (including utility models but excluding design patents and design registrations) owned and controlled by LUCENT or its wholly-owned SUBSIDIARIES (including patents which LUCENT and its RELATED COMPANIES do not own but have a right to license),
     (1) claiming:
                   (i)     an OPTICAL FIBER
                   (ii) a method of or an apparatus for making (including quality control and testing) an OPTICAL FIBER, or
                   (iii) a material used in the manufacture of or forming a part of an OPTICAL FIBER; and
     (2) issued prior to January 1, 1998 in any country of the world, and any patent issuing from an application claiming priority from any such issued patents (except as below) with respect to which and to the extent that LUCENT or its wholly-owned SUBSIDIARIES has a right, as of the date of execution of this Agreement, to grant the licenses granted herein; provided, however, the term means and includes applications resulting in patents claiming multimode OPTICAL FIBER filed prior to the Effective Date of this Agreement.

The term LUCENT's PATENTS shall exclude any and all patents and patent rights excluded in Section 1.04, including but not limited to:

     (1) [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED];

     (2) related to a method or means to introduce dispersion compensation into a transmission system using one or more OPTICAL FIBERS, [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED];

     (3) related to a method or means for [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED]; and

     (4)  claiming   [REDACTED   MATERIAL  FILED   SEPARATELY  WITH  COMMISSION;
CONFIDENTIAL TREATMENT REQUESTED].

Subject to all of the restrictions, exclusions and limitations herein, the term LUCENT's PATENTS includes but is not limited to OPTICAL FIBER patents listed in Appendix A, their foreign counterparts and any reissues, reexaminations or extensions thereof.

NON-PREMIUM OPTICAL FIBER means an OPTICAL FIBER other than PREMIUM OPTICAL FIBER including but not limited to what is commonly known in the industry as: conventional standard matched clad single mode fibers, multimode optical fibers, conventional dispersion shifted fibers (but not including any form of non-zero dispersion fiber), dispersion flattened fibers and polarization maintaining fiber.

NON ZERO DISPERSION FIBER (NZDF) means an OPTICAL FIBER designed to [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED].

OPTICAL FIBER means optical transmission fiber drawn from an optical fiber preform made by vapor phase methods, including but not limited to MCVD, OVD, and VAD methods or combinations thereof, and/or in combination with rod-in-tube overcladding methods. OPTICAL FIBER includes, but is not limited to, single mode optical fiber, multimode optical fiber, dispersion shifted fiber (including but not limited to NON-ZERO DISPERSION FIBER), and polarization maintaining fiber.

PREMIUM OPTICAL FIBER means those OPTICAL FIBERS commonly referred to in the industry as [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL TREATMENT REQUESTED].

RELATED COMPANIES of a company are SUBSIDIARIES of the company and any other company so designated as agreed to in writing by LUCENT and SpecTran.

SpecTran's PATENTS means all patents (including utility models but excluding design patents and design registrations) owned and controlled by SpecTran or its wholly-owned SUBSIDIARIES (including patents which SpecTran and its RELATED COMPANIES do not own but have a right to license),
     (1) claiming:
                   (i)   an OPTICAL FIBER
                   (ii)  a method of  or an  apparatus  for  making  (including quality control and testing) an OPTICAL FIBER, or
                   (iii) a material used in the manufacture of or forming a part of an OPTICAL  FIBER;  and
(2) issued prior to January 1, 1998 in any country of the world, and any patent issuing from an application claiming priority from any such issued patents with respect to which and to the extent that SpecTran or its wholly-owned SUBSIDIARIES has a right, as of the date of execution of this Agreement, to grant the licenses granted herein; provided, however, the term means and includes applications resulting in patents claiming multimode OPTICAL FIBER filed prior to October 1, 1998.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists. The term does not mean or include, without limitation, General Photonics, LLC.

                                   APPENDIX A
                       SELECT LUCENT OPTICAL FIBER PATENTS
-------------------------------------------------------------------------------
U.S. Patent     AUTHOR     FILING DATE   ISSUE DATE
     #                                                                    TITLE
-------------------------------------------------------------------------------


        [REDACTED MATERIAL FILED SEPARATELY WITH COMMISSION; CONFIDENTIAL
                              TREATMENT REQUESTED]